

HOULIHAN LOKEY
华利安

# Project Energy

## Presentation to the Special Committee of the Board of Directors

December 2, 2013

MERGERS & ACQUISITIONS
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
FINANCIAL ADVISORY SERVICES

HL.com

*Confidential*

# Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Exceed Company Ltd. (the "Company") by Houlihan Lokey (China) Limited ("Houlihan Lokey") in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company, or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent.

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The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses.

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# Table of Contents



# Transaction Overview

# Summary of Selected Transaction Terms[1]

- Parties to the Transaction
  - Exceed Company Limited, a British Virgin Islands ("BVI") corporation ("Exceed" or "Company")
  - Pan Long Company Limited, a Cayman Islands corporation ("Parent")
  - Pan Long Investment Holdings Limited, a BVI corporation and a wholly owned subsidiary of Parent ("Merger Sub")
  - The "Rollover Shareholders":
    - Mr. Shuipan Lin ("Mr. Lin" or the "Chairman")
    - HK Haima Group Limited ("Haima")
    - Wisetech Holdings Limited ("Wisetech")
    - Windtech Holdings Limited ("Windtech")
    - RichWise International Investment Group Limited ("RichWise")
    - Certain other stockholders of the Company (the "Other Rollover Shareholders" and collectively with Mr. Lin, Haima, Wisetech, Windtech, and RichWise, the "Buyer Group")
- Transaction Structure
  - Merger: Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the "Transaction")
- Form of Consideration
  - Cash: each outstanding ordinary share of the Company (each a "Share" and collectively, the "Shares"), excluding any Excluded Shares (as defined below) will be converted into the right to receive US$1.78 in cash per Share without interest (the "Per Share Merger Consideration")
  - "Excluded Shares", meaning collectively (i) the Shares legally owned by Parent and (ii) the Dissenting Shares (as defined below)
    - "Dissenting Shares", meaning Shares owned by holders of Shares that have validly exercised and not effectively withdrawn or lost their rights pursuant to Section 179 of the BVI Companies Law
- Certain Closing Conditions
  - Vote requirement: Subject to approval by an affirmative vote of holders of Shares representing at least 70.0% of the total Shares
- Financing: Approximately US$21 million
  - Parent has delivered to the Company a copy of an equity commitment letter executed by Chairman
- Company Termination Fee
  - US$1.0 million
- Parent Termination Fee
  - US$2.0 million
- Go-shop Period
  - 40 Days

*Source: Draft dated November 27, 2013 of the Agreement and Plan of Merger among Pan Long Company Limited, Pan Long Investment Holdings Limited, and Exceed Company Limited (the "Agreement")*
*Note:*
*1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction; this summary is qualified by the terms and conditions of the Agreement.*

# Company Shareholder Structure

## Ownership Structure (Shareholder Detail)

| | Shares Held | Ownership %[1] |
|---|---|---|
| **Buyer Group Holdings** | | |
| Shuipan Lin (Chairman and CEO)[2] | 14,860,039 | 44.0% |
| New Horizon Capital[3] | 3,957,784 | 11.7% |
| Jinlei Shi[4] | 2,124,329 | 6.3% |
| Huixin Zhuang[5] | 1,018,527 | 3.0% |
| Total Buyer Group Shareholdings | 21,960,679 | 65.1% |
| **Unaffiliated Shareholder Holdings** | | |
| First Wilshire Securities Management, Inc. | 746,382 | 2.2% |
| Davis Capital Partners, LLC | 261,876 | 0.8% |
| Two Sigma Investments, LLC | 250,000 | 0.7% |
| Renaissance Technologies Corp. | 57,600 | 0.2% |
| Acadian Asset Management (Australia) Ltd. | 49,632 | 0.1% |
| Merrill Lynch & Co. Inc., Asset Management Arm | 45,553 | 0.1% |
| Tai, Yau Ting (CFO) | 39,765 | 0.1% |
| California Public Employees' Retirement System | 18,100 | 0.1% |
| Citadel LLC | 11,233 | 0.0% |
| Jin, Jichun (Independent Director) | 6,000 | 0.0% |
| Other Unaffiliated Shareholder Holdings | 10,289,493 | 30.5% |
| Total Unaffiliated Shareholder Holdings | 11,775,634 | 34.9% |
| Shares Outstanding[1] | 33,736,313 | 100.0% |

## Ownership Summary


Other Unaffliated Shareholders, 30.5%
Buyer Group, 65.1%
Top 10 Unaffliated Shareholders, 4.4%

*Source: Capital IQ, Company filings*

*Notes:*

1. *Based on 33,736,313 ordinary shares outstanding as of 9/30/2013 per Company management*
2. *Includes 2,037,053 ordinary shares owned by Tiancheng Int'l Investment Group Limited, which is wholly owned by Shuli Chen, the mother of Shuipan Lin per form 20-F filed by the Company on 3/27/2013*
3. *Includes 2,374,670 ordinary shares owned by Windtech Holdings Limited ("Windtech"), and 1,583,114 ordinary shares owned by Wisetech Holdings Limited ("Wisetech"); each of Wisetech and Windtech is controlled by its sole director Yuk Mei Tsui, an employee of New Horizon Capital Advisors Ltd per form 20-F filed by the Company on 3/27/2013*
4. *Includes 2,124,329 ordinary shares owned by Richwise International Investment Group Limited, which is wholly owned by Jinlei Shi per form 13D/A filed by the Buyer Group on 8/20/2013*
5. *Includes 1,018,527 ordinary shares owned by HK Haima Group Limited, which is wholly owned by Huixin Zhuang per form 13D/A filed by the Buyer Group on 8/20/2013*

# Transaction Value Overview

## Summary of Proposed Transaction Value

*(dollars and shares in millions, except per share values)*

| Security | Shares Outstanding[1] | Per Share Merger Consideration | |
|---|---|---|---|
| Common Stock | 33.7 | $1.78 | |
| **Implied Values** | | | |
| **Implied Common Equity** | | | **$60.1** |
| Adjustments: | | | |
| Debt[2] | | | $11.2 |
| Cash and Cash Equivalents[2] | | ($96.0) | |
| Capital Commitment[3] | | 58.8 | |
| Cash and Cash Equivalents Less Capital Commitment | | | (37.2) |
| **Implied Enterprise Value** | | | **$34.0** |
| **Implied Transaction Multiples** | | | |
| **EBITDA** | | | |
| LTM 09/30/2013 | | | 2.5x |
| NFY 2013 | | | 2.3x |
| NFY+1 2014 | | | 1.6x |

## Implied Premiums to Historical Stock Trading Prices

| Announced Date | Offer Price[4] |
|---|---|
| 8/19/2013 | $1.78 |

| Trading Period Prior to Announcement | Closing Stock Price | Implied Premium of Per Share Merger Consideration over Average Closing Stock Price |
|---|---|---|
| Current (11/29/2013) | $1.52 | 17.0% |
| 1 Day | $1.49 | 19.5% |
| 5 Day Average | $1.48 | 19.9% |
| 10 Day Average | $1.43 | 24.2% |
| 1 Month Average | $1.27 | 40.1% |
| 3 Month Average | $1.22 | 46.4% |
| 6 Month Average | $1.27 | 40.4% |
| 1 Year Average | $1.40 | 27.6% |
| 52 Week High (10/21/2013) | $1.68 | 6.0% |
| 52 Week Low (07/10/2013) | $1.10 | 61.8% |
| RTO (10/22/2009)[5] | $12.22 | -85.4% |

*Source: Capital IQ, LTM financial per Company filings, NFY and NFY+1 per Company management projections*

*Notes:*

1. *Based on 33,736,313 ordinary shares outstanding as of 9/30/2013 per Company management*
2. *Debt, cash and cash equivalents as of 9/30/2013 per Company 6-K filed on 11/13/2013*
3. *In connection with the ongoing construction projects in Fujian and Jiangxi provinces, the Company has made certain capital commitments in the amount of US$58.8 million (based on Company management estimates as of 9/30/2013) which are expected to be incurred by the end of 2016 and cannot be cancelled without incurring substantially all the costs as break fees. These capital commitments are related to the renovation of staff quarters at the Company's existing Fujian manufacturing facility (US$2.1 million), acquisition of land use rights from the Ruichang local government for the new Jiangxi manufacturing facility (US$12.8 million), design and construction of the manufacturing facility in Jiangxi (US$0.1 million) and an investment commitment for further capital expenditures and working capital investment in the Jiangxi facility (US$43.8 million). With the consent of the Special Committee, these amounts have been excluded from the balance of cash and cash equivalents. Capital commitments do not include any potential tax benefits.*
4. *Represents the revised offer price of US1.78 per shares as of 11/21/2013, as opposed to the initial offer price of US$1.72 per share as of 8/19/2013*
5. *Closing price on first day following RTO on 10/21/2009; RTO refers to reverse takeover*

*LTM refers to the most recently completed twelve month period for which financial information has been made public*
*NFY refers to next fiscal year*
*NFY+1 refers to the year after next fiscal year*

# Cash Bridge Analysis

- The Company's cash balance is US$96.0 million (US$2.85 per share) as of September 30, 2013, versus an offer price of US$1.78 per share. After deducting contractual commitments[1] for the development of the Jiangxi production facility and renovation of certain Fujian facilities, with the consent of the Special Committee, the excess cash available is estimated at approximately US$37.2 million (US$1.10 per share).
- Key contractual commitments include:
  - Staff quarters renovation at existing manufacturing facility in Jinjiang, Fujian province (US$2.1 million)
  - Construction of manufacturing facility in Ruichang, Jiangxi province
    - Design and construction of the production facility (US$0.1 million)
    - Land use rights from Ruichang local government (US$12.8 million)
    - Investment commitment for capital expenditures and working capital of the new Jiangxi facility (US$43.8 million); according to Company management, this amount has been committed to the local government to create job opportunities and promote local economic growth
- These capital commitments are all expected to be incurred by the Company by the end of 2016, per Company management

**Cash Bridge: Q2 2013, Q3 2013 Cash Balances, and Q3 2013 Cash Balance Adjusted for Contractual Commitments**


(US$ in millions)
Actual
Pro-forma Adjustments
160.0
120.0
80.0
40.0
0.0
$143.0
-$26.5
-$20.4
-$0.0
$96.0
-$2.1
-$0.1
-$12.8
-$43.8
$37.2
Q2 Cash and Cash Equivalents
Cash Flow from Operations[2]
Capital Expenditures
Effect of Foreign Exchange Rate Changes
Q3 Cash and Cash Equivalents
Staff Quarters in Jinjiang
Construction Project in Jiangxi
Land in Jiangxi
Investment in Subsidary of Jiangxi[3]
Adjusted Q3 Cash and Cash Equivalents

*Source: Company filings, Company management*

*Notes:*

1. *Contractual commitments as of 9/30/2013 per Company management; only includes construction and renovation related contractual commitments that cannot be cancelled without incurring substantially all the costs as break fees*
2. *Includes interest received*
3. *Investment commitment for further capital expenditures and working capital investment in the Jiangxi facility*

# Stock Trading History

## Share Price & Volume History



Closing Stock Price (US$)
Daily Volume (millions)
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Per Share Merger Consideration: US$1.78
11/30/2009: Received US$30 million in equity investment from New Horizon Capital
6/28/2010: The Company's primary exchange listing changed to NasdaqGM from NasdaqCM
8/15/2011: Authorized a share repurchase program, under which the Company was authorized to repurchase up to US$10 million common shares
2/18/2012: Announced strategic land purchase to establish new operating subsidiary in Jiangxi province and construct new production facility
2/13/2012: Extended the date of expiration of the share repurchase program from 2/14/2012 to 8/14/2012
3/30/2012: Reached settlement with D.B. Research LLC and its principal Michael Joseph Ritinski, in connection with the reports issued by D.B. Research in August 2011 and on March 2012
11/21/2013: Buyer Group indicated that they were willing to increase their offer price from US$1.75 to US$1.78 per share
11/20/2013: Buyer Group indicated that they were willing to increase their offer price from US$1.72 to US$1.75 per share
8/19/2013: A group of investors including Shuipan Lin (Chairman and CEO) made a non-binding proposal to acquire the remaining stake in the Company
8/14/2012: Equity buyback in the amount of US$10 mm expired; the Company repurchased 611,964 shares for US$2.49 million
10/21/2009: Completed the acquisition of 2020 ChinaCap Acquirco Inc. and became a listed Company on NasdaqCM
7/1/2010: Appointed Crowe Horwath LLP as independent registered accountant
10/22/09
1/30/10
5/10/10
8/18/10
11/26/10
3/6/11
6/14/11
9/22/11
12/31/11
4/9/12
7/18/12
10/26/12
2/3/13
5/14/13
8/22/13
11/29/13
Daily Volume
Closing Stock Price

## Price & Volume Statistics[1]

| | | | |
|---|---|---|---|
| 52 Week High (10/21/2013) | US$1.68 | 1-Week Avg. Daily Volume | 2,910 |
| 52 Week Low (7/10/2013) | US$1.10 | 1-Month Avg. Daily Volume | 11,690 |
| All Time High (10/22/2009) | US$12.22 | 3-Month Avg. Daily Volume | 16,330 |
| All Time Low (7/10/2013) | US$1.10 | 6-Month Avg. Daily Volume | 19,000 |

*Source: Capital IQ, public information*
*Note: 1. High/low prices based on closing stock price*

# Relative Stock Performance

## Indexed Stock Price Performance Since RTO (10/21/2009)


180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
Indexed Prices
10/22/09
1/30/10
5/10/10
8/18/10
11/26/10
3/6/11
6/14/11
9/22/11
12/31/11
4/9/12
7/18/12
10/26/12
2/3/13
5/14/13
8/22/13
11/29/13
S&P 500 Index: +65.2%
Selected Companies[1]: -18.2%
Exceed Company Ltd.: -87.6%
S&P 500 Index
Exceed Company Ltd.
Selected Companies

*Source: Capital IQ*
*Notes:*
1. *Selected Companies include: China Great STAR International Limited, XiDeLang Holdings Limited, Naibu Global International Company Plc, East Asia Holdings Investment Limited, Meike International Holdings Limited, Flyke International Holdings Ltd., ANTA Sports Products Limited, Li Ning Company Limited, Xtep International Holdings Limited, 361 Degrees International Limited, Peak Sport Products Co., Ltd., China Dongxiang (Group) Company Ltd , Ever-Glory International Group, Inc.*



# Financial Analysis

# Financial Analyses Summary

## Implied Per Share Equity Value Reference Range[1,2]


$3.00
$2.50
$2.00
$1.50
$1.00
Price Per Share Equity Value
$2.67
$1.41
$2.53
$1.57
Proposed Per Share Merger Consideration of US$1.78
Selected Companies Analysis
1.0x - 3.0x
NFY+1 2014
EBITDA
Discounted Cash Flow Analysis
Discount Rate:
13.5% - 17.5%
Perpetuity Growth Rate:
2.0% - 4.0%

*Source: Company filings, projected values per Company management*
*Notes:*
*No particular weight was attributed to any individual analysis*
*1. Based on 33,736,313 ordinary shares outstanding as of 9/30/2013 per Company management*
*2. Debt based on Company 6-K filed on 11/13/2013. In connection with the ongoing construction projects in Fujian and Jiangxi provinces, the Company has made certain capital commitments in the amount of US$58.8 million (based on Company management estimates as of 9/30/2013) which are expected to be incurred by the end of 2016 and cannot be cancelled without incurring substantially all the costs as break fees. These capital commitments are related to the renovation of staff quarters at the Company's existing Fujian manufacturing facility (US$2.1 million), acquisition of land use rights from the Ruichang local government for the new Jiangxi manufacturing facility (US$12.8 million), design and construction of the manufacturing facility in Jiangxi (US$0.1 million) and an investment commitment for further capital expenditures and working capital investment in the Jiangxi facility (US$43.8 million). With the consent of the Special Committee, these amounts have been excluded from the balance of cash and cash equivalents. Capital commitments do not include any potential tax benefits.*
*NFY+1 refers to the year after next fiscal year*

# Financial Analyses Summary

*(shares outstanding and dollars in millions, except per share values)*

| | Selected Companies Analysis | | Discounted Cash Flow Analysis | |
|---|---|---|---|---|
| | NFY+1 2014 EBITDA | | | |
| Corresponding Base Amount | $21.4 | | | |
| Selected Multiples Range | 1.0x | 3.0x | | |
| Implied Enterprise Value from Operations Reference Range | $21.4 | $64.1 | $27.1 | $59.4 |
| Cash and Cash Equivalents as of 09/30/2013[1] | $96.0 | $96.0 | $96.0 | $96.0 |
| Capital Commitment[2] | ($58.8) | ($58.8) | ($58.8) | ($58.8) |
| Add: Cash and Cash Equivalents Less Capital Commitment | $37.2 | $37.2 | $37.2 | $37.2 |
| Implied Total Enterprise Value Reference Range | $58.6 | $101.4 | $64.3 | $96.6 |
| Less: Total Debt as of 09/30/2013[1] | $11.2 | $11.2 | $11.2 | $11.2 |
| Implied Total Equity Value Reference Range | $47.4 | $90.2 | $53.1 | $85.5 |
| Shares Outstanding[3] | 33.7 | 33.7 | 33.7 | 33.7 |
| Implied Per Share Reference Range | $1.41 | $2.67 | $1.57 | $2.53 |

*Source: Company filings, projected values per Company management*
*Note:*
*1.Debt, and cash and cash equivalents as of 9/30/2013 per Company 6-K filed on 11/13/2013*
*2. In connection with the ongoing construction projects in Fujian and Jiangxi provinces, the Company has made certain capital commitments in the amount of US$58.8 million (based on Company management estimates as of 9/30/2013) which are expected to be incurred by the end of 2016 and cannot be cancelled without incurring substantially all the costs as break fees; these capital commitments are related to the renovation of staff quarters at the Company's existing Fujian manufacturing facility (US$2.1 million), acquisition of land use rights from the Ruichang local government for the new Jiangxi manufacturing facility (US$12.8 million), design and construction of the manufacturing facility in Jiangxi (US$0.1 million) and an investment commitment for further capital expenditures and working capital investment in the Jiangxi facility (US$43.8 million); with the consent of the Special Committee, these amounts have been excluded from the balance of cash and cash equivalents; capital commitments does not include any potential tax benefits*
*3. Based on 33,736,313 ordinary shares outstanding as of 9/30/2013 per Company management*
*NFY+1 refers to the year after next fiscal year*

# Selected Historical and Projected Financial Data

*(dollars in millions)*

| | Fiscal Year Ended December 31, | | | LTM Ended | Fiscal Year Ending December 31, | | | | | | CAGR[1] |
|---|---|---|---|---|---|---|---|---|---|---|---|
| | 2010 | 2011 | 2012 | 9/30/2013 | 2013E | 2014E | 2015E | 2016E | 2017E | 2018E | 2012-2018 |
| **Reported Revenue** | $408.9 | $522.5 | $382.6 | $248.0 | $245.5 | $257.4 | $273.3 | $302.7 | $322.8 | $337.0 | -2.1% |
| *Revenue Growth %* | 34.3% | 27.8% | -26.8% | | -35.8% | 4.8% | 6.2% | 10.8% | 6.7% | 4.4% | |
| Cost of Goods Sold | (281.4) | (364.8) | (274.1) | (180.9) | (179.6) | (189.2) | (198.7) | (218.4) | (234.5) | (246.3) | |
| Gross Profit | $127.5 | $157.7 | $108.5 | $67.1 | $65.9 | $68.2 | $74.5 | $84.3 | $88.3 | $90.8 | |
| *Gross Margin %* | 31.2% | 30.2% | 28.3% | 27.1% | 26.8% | 26.5% | 27.3% | 27.8% | 27.4% | 26.9% | |
| Selling & Distribution Expenses | (51.5) | (60.0) | (55.8) | (41.4) | (39.0) | (38.7) | (42.6) | (49.6) | (52.1) | (53.9) | |
| General & Administrative Expenses | (8.8) | (12.2) | (10.9) | (8.4) | (8.7) | (9.1) | (9.7) | (10.7) | (11.4) | (11.8) | |
| Research and Development Expenses | (6.2) | (8.6) | (7.1) | (6.9) | (7.1) | (7.2) | (7.7) | (8.2) | (8.6) | (8.8) | |
| Depreciation & Amortization | 2.7 | 3.0 | 3.0 | 3.0 | 3.6 | 8.2 | 11.2 | 11.9 | 13.0 | 13.6 | |
| **EBITDA** | $63.8 | $79.8 | $37.7 | $13.5 | $14.7 | $21.4 | $25.8 | $27.6 | $29.2 | $30.0 | -3.7% |
| *EBITDA Margin %* | 15.6% | 15.3% | 9.9% | 5.4% | 6.0% | 8.3% | 9.4% | 9.1% | 9.1% | 8.9% | |
| Depreciation & Amortization | (2.7) | (3.0) | (3.0) | (3.0) | (3.6) | (8.2) | (11.2) | (11.9) | (13.0) | (13.6) | |
| **EBIT** | $61.1 | $76.8 | $34.7 | $10.5 | $11.1 | $13.2 | $14.6 | $15.8 | $16.2 | $16.4 | -11.8% |
| *EBIT Margin %* | 14.9% | 14.7% | 9.1% | 4.2% | 4.5% | 5.1% | 5.4% | 5.2% | 5.0% | 4.9% | |
| Tax Expense | (15.3) | (19.2) | (8.7) | (2.6) | (2.8) | (2.6) | (2.9) | (3.2) | (3.2) | (3.3) | |
| Depreciation & Amortization | 2.7 | 3.0 | 3.0 | 3.0 | 3.6 | 8.2 | 11.2 | 11.9 | 13.0 | 13.6 | |
| Capital Expenditures[2] | (3.2) | (15.8) | (22.3) | (59.5) | (79.1) | (59.1) | (18.0) | (17.7) | (4.8) | (4.8) | |
| Change in Net Working Capital | (9.8) | (44.7) | (70.8) | 17.7 | 12.9 | 1.3 | (0.2) | (3.4) | (16.0) | (14.5) | |
| **Free Cash Flow** | $35.5 | $0.2 | ($64.0) | ($31.0) | ($54.3) | ($39.1) | $4.6 | $3.4 | $5.1 | $7.4 | |

*Source: Company Filings, Capital IQ, projections per Company management*
*Note:*
1. *CAGR refers to Compound Annual Growth Rate*
2. *Includes US$58.8 million near-term capital commitments (based on management estimates as of 9/30/2013) the Company has made in connection with the ongoing construction projects in Fujian and Jiangxi provinces, which are expected to be incurred by the end of 2016 and cannot be cancelled without incurring substantially all the costs as break fees; these capital commitments are related to the renovation of staff quarters at the Company's existing Fujian manufacturing facility (US$2.1 million), acquisition of land use rights from the Ruichang local government for the new Jiangxi manufacturing facility (US$12.8 million), design and construction of the manufacturing facility in Jiangxi (US$0.1 million) and an investment commitment for further capital expenditures and working capital investment in the Jiangxi facility (US$43.8 million); the Company has not secured the entirety of the financing required for their completion of their capital expenditure plans*

*Historical financials information converted to US$ using historical relevant rates per Company filings*
*Projected financial information converted to US$ using average of forward rate per Bloomberg at the beginning and end of the respective period*

Draft – for discussion only

# Selected Companies Trading Statistics

*(dollars and shares in millions, except per share or per share values)*

| Company | Ticker | Price 11/29/2013 ($) | Eq. Market Value[1] ($mm) | Enterprise Value[2] ($mm) | Enterprise Value / EBITDA LTM (x) | Enterprise Value / EBITDA NFY (x) | Enterprise Value / EBITDA NFY+1 (x) | Eq. Market Value / Net Book Value LTM (x) |
|---|---|---|---|---|---|---|---|---|
| **Selected Companies** | | | | | | | | |
| ANTA Sports Products Limited | SEHK:2020 | $1.48 | $3,693.2 | $2,922.3 | 11.7x | 11.1x | 10.1x | 3.56x |
| Li Ning Company Limited | SEHK:2331 | 0.96 | 1,305.0 | 1,309.4 | NM | NM | NM | 3.21x |
| Xtep International Holdings Limited | SEHK:1368 | 0.50 | 1,105.2 | 685.4 | 4.1x | 4.8x | 4.9x | 1.53x |
| 361 Degrees International Limited | SEHK:1361 | 0.28 | 586.8 | 223.0 | 2.4x | 2.3x | 1.8x | 0.75x |
| China Dongxiang (Group) Company Ltd | SEHK:3818 | 0.16 | 871.3 | 118.2 | 10.9x | 6.0x | 6.2x | 0.80x |
| Peak Sport Products Co., Ltd. | SEHK:1968 | 0.23 | 492.6 | 133.6 | 3.0x | 2.6x | 1.9x | 0.74x |
| Ever-Glory International Group, Inc. | AMEX:EVK | 4.38 | 65.7 | 102.3 | 3.9x | NM | NM | 1.27x |
| Meike International Holdings Limited | SEHK:953 | 0.07 | 85.6 | 76.1 | NM | NM | NM | 0.73x |
| Flyke International Holdings Ltd. | SEHK:1998 | 0.06 | 51.4 | 55.0 | NM | NM | NM | 0.42x |
| East Asia Holdings Investment Limited | KOSE:A900110 | 1.40 | 38.6 | 38.4 | NM | NM | NM | NM |
| China Great STAR International Limited | KOSE:A900040 | 1.71 | 122.6 | 30.2 | 0.4x | NM | NM | 0.46x |
| XiDeLang Holdings Limited | KLSE:XDL | 0.10 | 75.4 | 29.3 | 1.1x | 1.4x | NM | 0.49x |
| Naibu Global International Company Plc | AIM:NBU | 1.20 | 67.5 | 3.9 | 0.1x | 0.1x | 0.1x | 0.36x |
| **Overall** | | | | | | | | |
| High | | | $3,693.2 | $2,922.3 | 11.7x | 11.1x | 10.1x | 3.56x |
| Low | | | $38.6 | $3.9 | 0.1x | 0.1x | 0.1x | 0.36x |
| Mean | | | $658.5 | $440.6 | 4.2x | 4.0x | 4.2x | 1.20x |
| Median | | | $122.6 | $102.3 | 3.0x | 2.6x | 3.4x | 0.75x |
| Exceed Company Ltd. (Current Price) | NasdaqGS:EDS | $1.49 | $51.3 | $25.3 | 1.9x | 1.7x | 1.2x | 0.14x |
| Exceed Company Ltd. (Offer Price) | NasdaqGS:EDS | $1.78 | $60.1 | $34.0 | 2.5x | 2.3x | 1.6x | 0.17x |

*Sources: Capital IQ, Company public filings, analyst reports*
*Notes:*
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
*2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment (less capital expenditure related capital commitments)*
*LTM refers to the most recently completed twelve month period for which financial information has been made public*
*NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year*
*NA refers to not available figure, NM refers to not meaningful figure*
*No company used in this analysis for comparative purposes is identical to the Company*
*Converted to US$ using relevant rates as of 11/29/2013*

# Discounted Cash Flow Analysis[1]

*(dollars in millions, except per share values)*

| | Projected FYE December 31, | | | | | |
|---|---|---|---|---|---|---|
| | 2013E[2] | 2014E | 2015E | 2016E | 2017E | 2018E |
| Revenue | $61.9 | $257.4 | $273.3 | $302.7 | $322.8 | $337.0 |
| *Revenue Growth %* | -36% | 5% | 6% | 11% | 7% | 4% |
| Cost of Goods Sold | (45.5) | (189.2) | (198.7) | (218.4) | (234.5) | (246.3) |
| Selling & Distribution Expenses | (9.2) | (38.7) | (42.6) | (49.6) | (52.1) | (53.9) |
| General & Administrative Expenses | (2.8) | (9.1) | (9.7) | (10.7) | (11.4) | (11.8) |
| Research and Development Expenses | (1.9) | (7.2) | (7.7) | (8.2) | (8.6) | (8.8) |
| Depreciation and Amortization | 1.4 | 8.2 | 11.2 | 11.9 | 13.0 | 13.6 |
| **EBITDA** | $3.9 | $21.4 | $25.8 | $27.6 | $29.2 | $30.0 |
| *EBITDA Margin %* | 6% | 8% | 9% | 9% | 9% | 9% |
| Depreciation and Amortization | (1.4) | (8.2) | (11.2) | (11.9) | (13.0) | (13.6) |
| **EBIT** | $2.5 | $13.2 | $14.6 | $15.8 | $16.2 | $16.4 |
| Taxes[3] | (0.6) | (2.6) | (2.9) | (3.2) | (3.2) | (3.3) |
| Unlevered Earnings | $1.8 | $10.5 | $11.7 | $12.6 | $13.0 | $13.1 |
| Depreciation and Amortization | 1.4 | 8.2 | 11.2 | 11.9 | 13.0 | 13.6 |
| Capital Expenditures[4] | (40.2) | (0.9) | (18.0) | (17.3) | (4.8) | (4.8) |
| Change in Working Capital | 1.7 | 1.3 | (0.2) | (3.4) | (16.0) | (14.5) |
| Unlevered Free Cash Flows | ($35.3) | $19.1 | $4.6 | $3.7 | $5.1 | $7.4 |

| Terminal Value Assumptions | |
|---|---|
| Revenue | $337.0 |
| Cost of Goods Sold | (242.6) |
| Selling & Distribution Expenses | (53.9) |
| General & Administrative Expenses | (11.8) |
| Research and Development Expenses | (8.8) |
| Depreciation and Amortization | 10.0 |
| **EBITDA** | $30.0 |
| *EBITDA Margin %* | 9% |
| Depreciation and Amortization | (10.0) |
| **EBIT** | $20.0 |
| Taxes[3] | (5.0) |
| Unlevered Earnings | $15.0 |
| Depreciation and Amortization[5] | 10.0 |
| Capital Expenditures | (4.8) |
| Change in Working Capital[6] | (9.9) |
| Unlevered Free Cash Flows | $10.3 |

| | Implied 2018 Adjusted EBITDA Terminal Multiple[7] | | |
|---|---|---|---|
| Discount Rate | 2.0% | 3.0% | 4.0% |
| 13.5% | 3.0x | 3.4x | 3.7x |
| 14.5% | 2.8x | 3.1x | 3.4x |
| 15.5% | 2.6x | 2.8x | 3.1x |
| 16.5% | 2.4x | 2.6x | 2.8x |
| 17.5% | 2.3x | 2.4x | 2.6x |

| | PV of Terminal Value as a % of Enterprise Value | | |
|---|---|---|---|
| Discount Rate | 2.0% | 3.0% | 4.0% |
| 13.5% | 107.2% | 106.5% | 105.8% |
| 14.5% | 109.5% | 108.6% | 107.7% |
| 15.5% | 112.1% | 111.0% | 109.9% |
| 16.5% | 115.3% | 113.9% | 112.6% |
| 17.5% | 119.1% | 117.4% | 115.8% |

| Discount Rate | Present Value of Cash Flows 2013 - 2018 | | PV of Terminal Value Based on Perpetual Growth Rate for 2018 Unlevered Free Cash Flow | | | | Implied Enterprise Value | | | | Net Debt and Other[8] | | Implied Total Equity Value | | | | Implied Equity Value Per Share[9] | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | 2.0% | 3.0% | 4.0% | | 2.0% | 3.0% | 4.0% | | | | 2.0% | 3.0% | 4.0% | | 2.0% | 3.0% | 4.0% |
| 13.5% | ($3.4) | | $50.9 | $56.3 | $62.9 | | $47.5 | $52.9 | $59.4 | | ($26.0) | | $73.5 | $78.9 | $85.5 | | $2.18 | $2.34 | $2.53 |
| 14.5% | ($3.9) | | $45.0 | $49.4 | $54.6 | | $41.1 | $45.5 | $50.7 | | ($26.0) | | $67.2 | $71.6 | $76.8 | | $1.99 | $2.12 | $2.28 |
| 15.5% | ($4.3) | + | $40.0 | $43.7 | $47.9 | = | $35.7 | $39.3 | $43.6 | - | ($26.0) | = | $61.8 | $65.4 | $69.6 | = | $1.83 | $1.94 | $2.06 |
| 16.5% | ($4.8) | | $35.8 | $38.9 | $42.4 | | $31.1 | $34.1 | $37.6 | | ($26.0) | | $57.1 | $60.2 | $63.7 | | $1.69 | $1.78 | $1.89 |
| 17.5% | ($5.2) | | $32.2 | $34.8 | $37.7 | | $27.1 | $29.6 | $32.6 | | ($26.0) | | $53.1 | $55.7 | $58.6 | | $1.57 | $1.65 | $1.74 |

*Source: Based on projections provided by Company management*

*Notes:*

1. *Present values as of 11/29/2013*
2. *Applies full quarter cash flow of Q4 2013E*
3. *Applies normalized tax rate at 25%, except for 2014-2018, where the tax rate is projected to be 20% due to the near term tax benefits received from the Jinjiang government, per Company management*
4. *Based on management estimates as of 9/30/2013, projected capital expenditures in Q4 2013, 2014, 2015 and 2016 are reduced by US$0.2 million, US$58.2 million, US$0.0 million and US$0.4 million, respectively, to reflect the combined US$58.8 million in contractual capital commitments the Company has made in connection with the ongoing construction projects in Fujian and Jiangxi provinces. These commitments are accounted for in the "Net Debt and Other" box (see footnote 7) such that the $58.8 million is recognized as a reduction in cash*
5. *Terminal year depreciation and amortization expense is greater than terminal year capital expenditures to account for the long average depreciation life of the Company's fixed assets*
6. *Terminal year change in debt free net working capital is adjusted downward pro-rata to account for the reduction in growth assumed in the terminal period*
7. *Implied from corresponding discount rate and perpetual growth rate applied to 2018 EBITDA*
8. *Includes net debt as of 9/30/2013; cash balance excludes US$58.8 million in cash necessary to fund near-term capital commitments the Company has made in connection with the ongoing construction projects in Fujian and Jiangxi provinces; these capital commitments are related to the renovation of staff quarters at the Company's existing Fujian manufacturing facility (US$2.1 million), acquisition of land use rights from the Ruichang local government for the new Jiangxi manufacturing facility (US$12.8 million), design and construction of the manufacturing facility in Jiangxi (US$0.1 million) and an investment commitment for further capital expenditures and working capital investment in the Jiangxi facility (US$43.8 million); the Company's projected capital expenditures are reduced by US$58.8 million to offset the reduction in cash (see footnote 4)*
9. *Based on 33,736,313 ordinary shares outstanding as of 9/30/2013 per Company management*

# Company Management Liquidation Analysis[1,2]

| *(In millions, except per share values)* | Most Current Balance Sheet RMB mm Total | $US mm Total | Recoverability Estimate Low | High | Liquidation Value $US mm Total (Low) | Total (High) |
|---|---|---|---|---|---|---|
| **Assets** | | | | | | |
| Current Assets: | | | | | | |
| Cash & Cash Equivalents | ¥ 587.7 | $96.0 | 100% | 100% | $96.0 | $96.0 |
| Inventory | 13.2 | 2.2 | 50% | 50% | 1.1 | 1.1 |
| Accounts Receivable | 1,068.8 | 174.6 | 19% | 19% | 32.5 | 32.5 |
| Prepaid expenses and other current assets | 17.8 | 2.9 | 1% | 1% | 0.0 | 0.0 |
| Current Assets | ¥ 1,687.4 | $275.7 | 47% | 47% | $129.6 | $129.6 |
| Net Fixed Assets | 740.6 | 121.0 | 16% | 25% | 19.3 | 30.4 |
| Total Assets | ¥ 2,428.0 | $396.7 | 38% | 40% | $148.9 | $160.0 |
| **Liabilities & Stockholders' Equity** | | | | | | |
| Current Liabilities: | | | | | | |
| Accounts Payable | ¥ 75.5 | $12.3 | 100% | 100% | $12.3 | $12.3 |
| Accrued Expenses & other current liabilities | 68.9 | 11.3 | 89% | 89% | 10.0 | 10.0 |
| Tax payable | 6.9 | 1.1 | 85% | 85% | 1.0 | 1.0 |
| Interest-bearing bank borrowings | 20.0 | 3.3 | 100% | 100% | 3.3 | 3.3 |
| Current Liabilities | ¥ 171.3 | $28.0 | 95% | 95% | $26.6 | $26.6 |
| Loan from a shareholder | 48.4 | 7.9 | 100% | 100% | 7.9 | 7.9 |
| Total Liabilities | ¥ 219.7 | $35.9 | 96% | 96% | $34.5 | $34.5 |
| Net Assets | | | | | $114.4 | $125.5 |
| Total Contractual Obligations[3] | | | | | $64.9 | $59.7 |
| Total Wind Down Charges[4] | | | | | $5.1 | $5.1 |
| **Residual Asset Value After Total Contractual Obligations and Wind Down Charges** | | | | | | |
| Total | | | | | $44.5 | $60.7 |
| Per Share[5] | | | | | $1.32 | $1.80 |

*Sources:*
*Recoverability estimates and balance sheet data per Company management; exchange rate as of 9/30/2013 per Company 6-K filed on 11/13/2013*

*Notes:*
*1. Exchange rate RMB/USD: 6.12*

*2. Analysis does not consider the likely tax on a cash dividend, which is estimated at 10%, when remitting funds from China; no tax analysis has been conducted as part of Company management's analysis*

*3. Contractual obligations include operating lease commitments, capital commitments for staff quarter in Jinjiang, construction project in Jiangxi, land in Jiangxi and investment in subsidiary of Jiangxi, advertisement contract commitments, and R&D contract commitments*

*4. Wind down charges include operating costs during wind-down process, severance fees, and other legal charges related to litigation, tax clearance, authority approval, deregistration, etc.*

*5. Based on 33,736,313 ordinary shares outstanding as of 9/30/2013 per Company management*



# Appendix



# Appendix

## Additional Financial Data

# Benchmarking Analysis – Selected Companies

| Size (LTM Revenue, millions) | |
|---|---|
| ANTA Sports Products Limited | $1,156.6 |
| Li Ning Company Limited | $949.1 |
| Xtep International Holdings Limited | $826.4 |
| 361 Degrees International Limited | $668.8 |
| China Great STAR International Limited | $487.5 |
| Peak Sport Products Co., Ltd. | $403.8 |
| Ever-Glory International Group, Inc. | $354.0 |
| Naibu Global International Company Plc | $301.6 |
| **Exceed Company Ltd.** | **$248.0** |
| China Dongxiang (Group) Company Ltd | $246.3 |
| Flyke International Holdings Ltd. | $164.0 |
| XiDeLang Holdings Limited | $125.8 |
| Meike International Holdings Limited | $47.3 |
| East Asia Holdings Investment Limited | $0.9 |

| Size[2] (Enterprise Value as of 11/29/2013, millions) | |
|---|---|
| ANTA Sports Products Limited | $2,902.7 |
| Li Ning Company Limited | $1,309.4 |
| Xtep International Holdings Limited | $662.2 |
| 361 Degrees International Limited | $213.6 |
| China Dongxiang (Group) Company Ltd | $118.2 |
| Peak Sport Products Co., Ltd. | $104.4 |
| Ever-Glory International Group, Inc. | $102.3 |
| Meike International Holdings Limited | $70.3 |
| Flyke International Holdings Ltd. | $55.0 |
| East Asia Holdings Investment Limited | $38.4 |
| China Great STAR International Limited | $30.2 |
| XiDeLang Holdings Limited | $29.3 |
| **Exceed Company Ltd.** | **$25.3** |
| Naibu Global International Company Plc | $3.9 |

| Size[2] (Equity Market Value as of 11/29/2013, millions) | |
|---|---|
| ANTA Sports Products Limited | $8,977.0 |
| 361 Degrees International Limited | $7,826.0 |
| Xtep International Holdings Limited | $7,435.0 |
| Peak Sport Products Co., Ltd. | $6,194.0 |
| Li Ning Company Limited | $6,024.0 |
| China Dongxiang (Group) Company Ltd | $1,398.0 |
| Flyke International Holdings Ltd. | $893.0 |
| Meike International Holdings Limited | $871.0 |
| China Great STAR International Limited | $122.6 |
| XiDeLang Holdings Limited | $75.4 |
| Naibu Global International Company Plc | $67.5 |
| Ever-Glory International Group, Inc. | $65.7 |
| **Exceed Company Ltd.** | **$51.3** |
| East Asia Holdings Investment Limited | $38.6 |

| Historical Growth (2010-2012 Revenue CAGR) | |
|---|---|
| Ever-Glory International Group, Inc. | 44.4% |
| Naibu Global International Company Plc | 16.0% |
| China Great STAR International Limited | 15.4% |
| Xtep International Holdings Limited | 11.6% |
| East Asia Holdings Investment Limited | 3.9% |
| ANTA Sports Products Limited | 1.4% |
| 361 Degrees International Limited | 1.0% |
| XiDeLang Holdings Limited | -1.8% |
| **Exceed Company Ltd.** | **-3.3%** |
| Flyke International Holdings Ltd. | -8.0% |
| Li Ning Company Limited | -15.7% |
| Peak Sport Products Co., Ltd. | -17.3% |
| Meike International Holdings Limited | -31.8% |
| China Dongxiang (Group) Company Ltd | -35.5% |

| Historical Growth (2011-2012 Revenue) | |
|---|---|
| Ever-Glory International Group, Inc. | 29.6% |
| China Great STAR International Limited | 13.5% |
| Naibu Global International Company Plc | 12.4% |
| Xtep International Holdings Limited | 0.2% |
| XiDeLang Holdings Limited | -7.8% |
| East Asia Holdings Investment Limited | -10.8% |
| 361 Degrees International Limited | -11.1% |
| ANTA Sports Products Limited | -14.4% |
| Li Ning Company Limited | -24.5% |
| **Exceed Company Ltd.** | **-26.8%** |
| Flyke International Holdings Ltd. | -29.2% |
| China Dongxiang (Group) Company Ltd | -35.4% |
| Peak Sport Products Co., Ltd. | -37.5% |
| Meike International Holdings Limited | -47.7% |

| Projected Growth (2012-2013 Revenue) | |
|---|---|
| Naibu Global International Company Plc | 10.0% |
| ANTA Sports Products Limited | -11.0% |
| Li Ning Company Limited | -13.9% |
| Peak Sport Products Co., Ltd. | -17.5% |
| Xtep International Holdings Limited | -17.6% |
| 361 Degrees International Limited | -22.4% |
| China Dongxiang (Group) Company Ltd | -31.2% |
| **Exceed Company Ltd.** | **-35.8%** |
| XiDeLang Holdings Limited | -36.5% |
| China Great STAR International Limited | NA |
| East Asia Holdings Investment Limited | NA |
| Ever-Glory International Group, Inc. | NA |
| Flyke International Holdings Ltd. | NA |
| Meike International Holdings Limited | NA |

| Historical Growth (2010-2012 EBITDA CAGR) | |
|---|---|
| Ever-Glory International Group, Inc. | 49.6% |
| China Great STAR International Limited | 13.9% |
| Naibu Global International Company Plc | 12.3% |
| Xtep International Holdings Limited | 7.2% |
| East Asia Holdings Investment Limited | -0.9% |
| XiDeLang Holdings Limited | -1.6% |
| ANTA Sports Products Limited | -4.0% |
| 361 Degrees International Limited | -12.0% |
| **Exceed Company Ltd.** | **-23.1%** |
| Flyke International Holdings Ltd. | -28.5% |
| Peak Sport Products Co., Ltd. | -34.5% |
| China Dongxiang (Group) Company Ltd | -74.8% |
| Li Ning Company Limited | NMF |
| Meike International Holdings Limited | NMF |

| Historical Growth (2011-2012 EBITDA) | |
|---|---|
| Ever-Glory International Group, Inc. | 26.6% |
| China Great STAR International Limited | 5.5% |
| Naibu Global International Company Plc | 4.0% |
| Xtep International Holdings Limited | -8.0% |
| XiDeLang Holdings Limited | -8.6% |
| ANTA Sports Products Limited | -18.8% |
| East Asia Holdings Investment Limited | -20.7% |
| 361 Degrees International Limited | -37.2% |
| **Exceed Company Ltd.** | **-52.8%** |
| Peak Sport Products Co., Ltd. | -53.9% |
| Flyke International Holdings Ltd. | -58.4% |
| China Dongxiang (Group) Company Ltd | -78.5% |
| Li Ning Company Limited | NMF |
| Meike International Holdings Limited | NMF |

| Projected Growth (2012-2013 Year EBITDA) | |
|---|---|
| China Dongxiang (Group) Company Ltd | 19.6% |
| Naibu Global International Company Plc | 13.8% |
| ANTA Sports Products Limited | -2.7% |
| Xtep International Holdings Limited | -23.1% |
| Peak Sport Products Co., Ltd. | -25.8% |
| 361 Degrees International Limited | -34.0% |
| XiDeLang Holdings Limited | -42.4% |
| **Exceed Company Ltd.** | **-61.0%** |
| Li Ning Company Limited | NMF |
| China Great STAR International Limited | NA |
| East Asia Holdings Investment Limited | NA |
| Ever-Glory International Group, Inc. | NA |
| Flyke International Holdings Ltd. | NA |
| Meike International Holdings Limited | NA |

| Profitability (LTM EBITDA to LTM Revenue) | |
|---|---|
| XiDeLang Holdings Limited | 22.0% |
| Naibu Global International Company Plc | 21.6% |
| ANTA Sports Products Limited | 21.6% |
| Xtep International Holdings Limited | 20.4% |
| East Asia Holdings Investment Limited | 15.9% |
| China Great STAR International Limited | 15.5% |
| 361 Degrees International Limited | 14.0% |
| Peak Sport Products Co., Ltd. | 11.1% |
| Ever-Glory International Group, Inc. | 7.4% |
| **Exceed Company Ltd.** | **5.4%** |
| China Dongxiang (Group) Company Ltd | 4.4% |
| Flyke International Holdings Ltd. | -8.2% |
| Meike International Holdings Limited | -14.9% |
| Li Ning Company Limited | -25.8% |

*Source: Public filings, analyst report, Company management*
*Notes:*
*1. No company used for comparative purposes is identical to the Company*
*2. Based on public trading prices of common stock*
*Converted to US$ using relevant rates as of 11/29/2013*
*CAGR refers to Compound Annual Growth Rate*
*NA refers to not available, NMF refers to not meaningful figure*
*LTM refers to the most recently completed twelve month period for which financial information has been* [illegible]

# Benchmarking Analysis – Selected Companies (cont.)

| Relative Depreciation (LTM Depreciation to LTM EBITDA) | |
|---|---|
| China Dongxiang (Group) Company Ltd | 48.7% |
| Ever-Glory International Group, Inc. | 23.9% |
| Exceed Company Ltd. | 22.3% |
| Peak Sport Products Co., Ltd. | 15.4% |
| 361 Degrees International Limited | 12.7% |
| ANTA Sports Products Limited | 7.8% |
| East Asia Holdings Investment Limited | 4.1% |
| China Great STAR International Limited | 4.0% |
| Xtep International Holdings Limited | 3.8% |
| Naibu Global International Company Plc | 2.9% |
| XiDeLang Holdings Limited | 2.0% |
| Flyke International Holdings Ltd. | NMF |
| Li Ning Company Limited | NMF |
| Meike International Holdings Limited | NMF |

| Internal Investment (LTM Capital Expenditures to LTM Revenue) | |
|---|---|
| Exceed Company Ltd. | 24.0% |
| XiDeLang Holdings Limited | 14.0% |
| East Asia Holdings Investment Limited | 9.4% |
| Peak Sport Products Co., Ltd. | 4.4% |
| Xtep International Holdings Limited | 3.5% |
| 361 Degrees International Limited | 3.3% |
| Ever-Glory International Group, Inc. | 2.6% |
| Meike International Holdings Limited | 2.6% |
| Naibu Global International Company Plc | 2.0% |
| Li Ning Company Limited | 1.8% |
| ANTA Sports Products Limited | 1.1% |
| China Dongxiang (Group) Company Ltd | 0.6% |
| Flyke International Holdings Ltd. | 0.3% |
| China Great STAR International Limited | 0.0% |

| Liquidity (Current Ratio as of 11/29/2013) | |
|---|---|
| China Dongxiang (Group) Company Ltd | 23.7 |
| Exceed Company Ltd. | 9.9 |
| Naibu Global International Company Plc | 6.8 |
| East Asia Holdings Investment Limited | 5.5 |
| Peak Sport Products Co., Ltd. | 4.9 |
| Meike International Holdings Limited | 4.0 |
| XiDeLang Holdings Limited | 3.9 |
| China Great STAR International Limited | 3.3 |
| 361 Degrees International Limited | 3.2 |
| Xtep International Holdings Limited | 3.2 |
| ANTA Sports Products Limited | 2.8 |
| Flyke International Holdings Ltd. | 2.2 |
| Li Ning Company Limited | 1.9 |
| Ever-Glory International Group, Inc. | 1.2 |

| Leverage[1] (Debt to EV as of 11/29/2013) | |
|---|---|
| Flyke International Holdings Ltd. | 123.2% |
| Peak Sport Products Co., Ltd. | 99.2% |
| 361 Degrees International Limited | 60.3% |
| Ever-Glory International Group, Inc. | 47.2% |
| Exceed Company Ltd. | 44.3% |
| Meike International Holdings Limited | 33.2% |
| China Great STAR International Limited | 32.8% |
| Xtep International Holdings Limited | 32.8% |
| Li Ning Company Limited | 17.8% |
| Naibu Global International Company Plc | 9.2% |
| ANTA Sports Products Limited | 5.7% |
| XiDeLang Holdings Limited | 5.6% |
| East Asia Holdings Investment Limited | 0.1% |
| China Dongxiang (Group) Company Ltd | 0.0% |

| Account Receivable Days (LTM) | |
|---|---|
| Meike International Holdings Limited | 286 |
| Exceed Company Ltd. | 253 |
| Flyke International Holdings Ltd. | 214 |
| 361 Degrees International Limited | 189 |
| China Great STAR International Limited | 140 |
| Naibu Global International Company Plc | 139 |
| Peak Sport Products Co., Ltd. | 137 |
| East Asia Holdings Investment Limited | 91 |
| XiDeLang Holdings Limited | 85 |
| Xtep International Holdings Limited | 84 |
| Li Ning Company Limited | 82 |
| China Dongxiang (Group) Company Ltd | 75 |
| Ever-Glory International Group, Inc. | 74 |
| ANTA Sports Products Limited | 39 |

| Inventory Days (LTM) | |
|---|---|
| Meike International Holdings Limited | 130 |
| China Dongxiang (Group) Company Ltd | 105 |
| Ever-Glory International Group, Inc. | 96 |
| Li Ning Company Limited | 89 |
| Peak Sport Products Co., Ltd. | 76 |
| Xtep International Holdings Limited | 71 |
| 361 Degrees International Limited | 62 |
| ANTA Sports Products Limited | 48 |
| Flyke International Holdings Ltd. | 25 |
| Naibu Global International Company Plc | 23 |
| XiDeLang Holdings Limited | 17 |
| East Asia Holdings Investment Limited | 16 |
| China Great STAR International Limited | 8 |
| Exceed Company Ltd. | 4 |

| Account Payable Days (LTM) | |
|---|---|
| 361 Degrees International Limited | 122 |
| Ever-Glory International Group, Inc. | 93 |
| Xtep International Holdings Limited | 80 |
| China Great STAR International Limited | 71 |
| XiDeLang Holdings Limited | 70 |
| Li Ning Company Limited | 67 |
| ANTA Sports Products Limited | 55 |
| Peak Sport Products Co., Ltd. | 43 |
| China Dongxiang (Group) Company Ltd | 38 |
| Naibu Global International Company Plc | 32 |
| Exceed Company Ltd. | 25 |
| East Asia Holdings Investment Limited | 19 |
| Flyke International Holdings Ltd. | 14 |
| Meike International Holdings Limited | 11 |

| Cash Conversion Cycle Days (LTM) | |
|---|---|
| Meike International Holdings Limited | 404 |
| Exceed Company Ltd. | 233 |
| Flyke International Holdings Ltd. | 225 |
| Peak Sport Products Co., Ltd. | 169 |
| China Dongxiang (Group) Company Ltd | 142 |
| 361 Degrees International Limited | 129 |
| Naibu Global International Company Plc | 129 |
| Li Ning Company Limited | 104 |
| East Asia Holdings Investment Limited | 89 |
| Ever-Glory International Group, Inc. | 77 |
| China Great STAR International Limited | 77 |
| Xtep International Holdings Limited | 76 |
| ANTA Sports Products Limited | 32 |
| XiDeLang Holdings Limited | 32 |

*Source: Public filings, analyst report, Company management*
*Notes:*
*1. No company used for comparative purposes is identical to the Company*
*2. Based on public trading prices of common stock*
*Converted to US$ using relevant rates as of 11/29/2013*
*NA refers to not available, NMF refers to not meaningful figure*
*LTM refers to the most recently completed twelve month period for which financial information has been made public*

Additional Financial Data

# Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

| Initial Offer Announced | Closing Date | Company Name | Offer Price[1] (US$) | Price Premium 1-Day Prior | 30-Day VWAP[2] | 60-Day VWAP[2] | 90 -Day VWAP[2] | 180-Day VWAP[2] | 52-Week VWAP[2] | 52-Week High[3] |
|---|---|---|---|---|---|---|---|---|---|---|
| **On-Going Deals** | | | | | | | | | | |
| 11/25/2013 | - | Giant Interactive Group, Inc. | $11.75 | 16.0% | 28.8% | 30.9% | 34.6% | 44.6% | 58.7% | (83.1%) |
| 9/30/2013 | - | Charm Communications Inc. | 4.70 | 17.2% | 14.3% | 13.2% | 9.2% | 5.2% | 13.5% | (20.2%) |
| 9/4/2013 | - | China Hydroelectric Corporation | 2.97 | 33.2% | 37.5% | 30.6% | 25.2% | 35.6% | 44.1% | (8.6%) |
| 6/20/2013 | - | ChinaEdu Corporation | 7.00 | 19.9% | 32.7% | 13.2% | 14.0% | 15.7% | 18.3% | (86.3%) |
| 6/6/2013 | - | iSoftStone Holdings Limited | 5.45 | 12.6% | 32.7% | 20.1% | 16.8% | 15.8% | 12.8% | (23.1%) |
| 5/21/2013 | - | Le Gaga Holdings Ltd | 4.01 | 16.6% | 20.5% | 15.2% | 14.3% | 8.6% | 6.3% | (87.6%) |
| 5/20/2013 | - | Pactera Technology International Ltd. | 7.30 | 38.8% | 34.5% | 19.9% | 14.0% | 8.1% | 2.5% | (33.0%) |
| 3/12/2013 | - | Camelot Information Systems Inc. | 1.85 | 23.3% | 27.6% | 53.7% | 51.5% | 20.7% | (20.0%) | (54.5%) |
| 3/11/2013 | - | Simcere Pharmaceutical Group. | 9.56 | 20.1% | 21.9% | 21.4% | 20.3% | 20.0% | 17.1% | (83.8%) |
| 11/2/2012 | - | Trunkbow International Holdings, Ltd. | 1.46 | 24.8% | 48.6% | 54.8% | 49.3% | 6.6% | 1.1% | (39.4%) |
| 10/15/2012 | - | American Lorain Corporation | 1.60 | 28.5% | 30.6% | 34.2% | 36.6% | 23.8% | 20.3% | (8.6%) |
| 10/15/2012 | - | Yongye International, Inc. | 6.69 | 39.7% | 49.2% | 64.0% | 72.7% | 86.9% | 75.5% | 13.4% |
| 10/12/2012 | - | Ninetowns Internet Technology Group Company Ltd. | 2.00 | 85.2% | 79.4% | 81.9% | 73.7% | 62.7% | 62.7% | (84.4%) |
| 3/1/2012 | - | Tibet Pharmaceuticals, Inc. | 3.00 | 78.6% | 86.4% | 88.9% | 89.6% | 88.7% | 76.9% | (42.3%) |
| 1/20/2012 | - | AsiaInfo-Linkage, Inc. | 12.00 | 21.0% | 50.8% | 43.2% | 38.7% | (0.1%) | (13.9%) | (47.6%) |
| 1/6/2012 | - | Jingwei International Limited | 2.20 | 64.2% | 66.6% | 57.0% | 48.2% | 8.3% | (5.7%) | (46.5%) |
| 12/13/2011 | - | WSP Holdings Ltd. | 3.20 | 60.0% | 49.2% | 52.5% | 48.0% | (33.0%) | (43.3%) | (61.7%) |
| **On-Going Deals** | | | | | | | | | | |
| Mean | | | | 35.3% | 41.8% | 40.9% | 38.6% | 24.6% | 19.2% | (46.9%) |
| Median | | | | 24.8% | 34.5% | 34.2% | 36.6% | 15.8% | 13.5% | (46.5%) |
| 8/19/2013 | - | Exceed Company Ltd (Revised Offer Price) | $1.78 | 19.5% | 24.4% | 27.9% | 30.4% | 30.2% | 24.4% | (84.2%) |

*Source: Capital IQ, Company Filings*
*Note:*
*1. As of announcement date or any revised offers received after announcement date*
*2. VWAP refers to Volume Weighted Average Price for specified number of days before announcement of transaction*
*3. 52-Week VWAP prior to going private announcement*

# Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

| Initial Offer Announced | Closing Date | Company Name | Offer Price[1] (US$) | Price Premium 1-Day Prior | 30-Day VWAP[2] | 60-Day VWAP[2] | 90 -Day VWAP[2] | 180-Day VWAP[2] | 52-Week VWAP[2] | 52-Week High[3] |
|---|---|---|---|---|---|---|---|---|---|---|
| **Closed Deals** | | | | | | | | | | |
| 8/13/2012 | 7/30/2013 | LJ International Inc. | $2.00 | 24.2% | 21.4% | 29.2% | 17.6% | 4.7% | (4.1%) | (31.3%) |
| 2/15/2013 | 5/17/2013 | China Shenghuo Pharmaceutical Holdings, Inc. | 0.16 | 18.5% | 61.5% | 42.8% | 46.0% | (33.0%) | (36.6%) | (78.6%) |
| 9/26/2012 | 7/8/2013 | 7 Days Group Holdings Limited | 13.80 | 30.6% | 43.2% | 45.3% | 42.5% | 24.3% | 15.6% | (87.5%) |
| 10/3/2012 | 6/27/2013 | Feihe International, Inc. | 7.40 | 21.3% | 23.6% | 14.9% | 22.9% | 42.8% | 47.9% | (20.4%) |
| 3/27/2012 | 6/27/2013 | Zhongpin, Inc. | 13.50 | 46.6% | 46.5% | 38.6% | 40.3% | 44.7% | 24.4% | (22.0%) |
| 9/12/2012 | 5/30/2013 | 3SBio Inc. | 16.70 | 44.1% | 45.7% | 39.6% | 33.8% | 33.6% | 37.2% | 8.9% |
| 8/13/2012 | 5/23/2013 | Focus Media Holding Ltd. | 27.50 | 17.6% | 36.6% | 33.9% | 28.2% | 28.2% | 26.2% | (16.5%) |
| 9/7/2012 | 4/9/2013 | Syswin Inc. | 2.05 | 28.1% | 45.7% | 39.9% | 43.5% | 112.5% | 103.3% | (12.4%) |
| 7/6/2012 | 3/28/2013 | ShangPharma Corporation | 9.00 | 30.8% | 44.8% | 34.2% | 20.4% | 13.0% | 4.8% | (26.5%) |
| 5/9/2012 | 2/7/2013 | China Nuokang Bio-Pharmaceutical Inc. | 5.80 | 56.8% | 74.0% | 95.9% | 102.9% | 41.3% | 37.3% | (1.4%) |
| 5/21/2012 | 12/28/2012 | Yucheng Technologies Limited | 3.90 | 26.4% | 28.0% | 32.4% | 42.5% | 52.7% | 43.5% | 0.8% |
| 11/3/2010 | 12/27/2012 | Fushi Copperweld, Inc. | 9.50 | 4.4% | 1.6% | 8.0% | 9.4% | (2.0%) | 0.0% | (26.6%) |
| 4/2/2012 | 12/11/2012 | Winner Medical Group Inc. | 4.50 | 32.3% | 29.2% | 40.1% | 46.4% | 31.7% | 12.7% | (15.1%) |
| 1/9/2012 | 11/9/2012 | Pansoft Company Limited | 4.15 | 106.5% | 83.2% | 93.2% | 79.6% | 36.7% | 27.4% | (16.0%) |
| 5/3/2012 | 11/2/2012 | China Mass Media Corp. | 5.00 | 115.5% | 133.1% | 38.9% | (3.2%) | (35.0%) | (38.2%) | (97.0%) |
| 2/21/2012 | 10/31/2012 | China TransInfo Technology Corp. | 5.80 | 12.6% | 26.6% | 40.0% | 52.6% | 67.7% | 47.7% | 11.5% |
| 2/24/2012 | 10/17/2012 | Gushan Environmental Energy Limited | 1.65 | 34.1% | 28.1% | 27.7% | 10.0% | (13.6%) | (31.8%) | (94.7%) |
| 11/14/2011 | 4/17/2012 | China GrenTech Corp. Ltd. | 3.15 | 23.0% | 34.3% | 42.4% | 45.7% | 18.4% | 11.6% | (86.6%) |
| 10/28/2011 | 4/20/2012 | China Real Estate Information Corporation | 5.73 | 6.1% | 20.1% | 7.0% | (5.8%) | (13.3%) | (21.8%) | (46.3%) |
| 10/17/2011 | 2/14/2012 | Shanda Interactive Entertainment Ltd. | 41.35 | 23.5% | 26.6% | 25.1% | 20.6% | 2.3% | 2.5% | (88.0%) |
| 6/27/2011 | 8/11/2011 | Tiens Biotech Group (USA), Inc. | 1.72 | 67.0% | 44.2% | 31.5% | 27.6% | 21.5% | 16.5% | (13.1%) |
| 3/25/2011 | 8/25/2011 | Funtalk China Holdings Limited | 7.20 | 17.1% | 34.2% | 30.6% | 26.7% | 2.9% | 3.9% | (17.5%) |
| 3/7/2011 | 11/4/2011 | China Fire & Security Group, Inc. | 9.00 | 43.8% | 52.4% | 40.1% | 28.1% | 12.1% | (13.5%) | (45.4%) |
| 1/28/2011 | 9/16/2011 | China Security & Surveillance Technology, Inc. | 6.50 | 33.2% | 30.1% | 26.1% | 21.3% | 24.9% | 11.9% | (26.9%) |
| 11/11/2010 | 8/19/2011 | Chemspec International Limited | 8.10 | 28.2% | 29.2% | 27.0% | 22.8% | 10.4% | 14.2% | (86.5%) |
| 10/11/2010 | 11/1/2011 | Harbin Electric, Inc. | 24.00 | 20.2% | 36.3% | 35.1% | 37.7% | 24.8% | 22.3% | (7.7%) |
| 4/8/2010 | 4/15/2011 | Tongjitang Chinese Medicines Company | 4.50 | 19.0% | 22.3% | 21.9% | 21.0% | 17.9% | 18.4% | (87.1%) |
| **Closed Deals** | | | | | | | | | | |
| Mean | | | | 34.5% | 40.8% | 36.4% | 32.6% | 21.2% | 14.2% | (38.1%) |
| Median | | | | 28.1% | 34.3% | 34.2% | 28.1% | 21.5% | 14.2% | (26.5%) |
| **Overall** | | | | | | | | | | |
| Mean | | | | 34.8% | 41.2% | 38.1% | 35.0% | 22.5% | 16.1% | (41.5%) |
| Median | | | | 27.3% | 34.4% | 34.2% | 31.0% | 19.2% | 13.8% | (32.2%) |
| **8/19/2013** | **-** | **Exceed Company Ltd (Revised Offer Price)** | **$1.78** | **19.5%** | **24.4%** | **27.9%** | **30.4%** | **30.2%** | **24.4%** | **(84.2%)** |

*Source: Capital IQ, Company Filings*
*Note:*
*1. As of announcement date or any revised offers received after announcement date*
*2. VWAP refers to Volume Weighted Average Price for specified number of days before announcement of transaction*
*3. 52-Week VWAP prior to going private announcement*

# Price Revision Study

## Selected U.S.-Listed Chinese Company Going-Private Transactions – Price Revision Study

| Initial Offer Announced | Target | Acquiror | Domiciled Location | Initial Offer Date | Initial Offer Price ($) | Revised Offer Date | Revised Offer Price ($) | % Change | # of Revisions |
|---|---|---|---|---|---|---|---|---|---|
| **Announced Deals** | | | | | | | | | |
| 6/6/2013 | iSoftStone Holdings Limited | Tianwen Liu (Chairman and CEO), China Asset Management Limited, etc. | Cayman | 6/6/2013 | $5.85 | 11/4/2013 | $5.45 | (6.8%) | 1 |
| 5/20/2013 | Pactera Technology International Ltd. | Chris Chen (non-executive chairman), Tiak Koon Loh (CEO), Blackstone, GGV Capital, etc. | Cayman | 5/20/2013 | 7.50 | 10/17/2013 | 7.30 | (2.7%) | 2 |
| 10/15/2012 | Yongye International, Inc. | Zishen Wu (Chairman), Xingmei Zhong, Full Alliance, MSPEA, Lead Rich | Nevada | 10/15/2012 | 6.60 | 9/23/2013 | 6.69 | 1.4% | 1 |
| 1/6/2012 | Jingwei International Limited | Jianguo Du (Chairman and CEO) | Nevada | 1/6/2012 | 1.56 | 2/9/2012 | 2.20 | 41.0% | 1 |
| 12/13/2011 | WSP Holdings Ltd. | Longhua Piao (Chairman and CEO), H.D.S. Investments, and UMW Holdings | Cayman | 12/13/2011 | 3.00 | 2/21/2013 | 3.20 | 6.7% | 1 |
| **Closed Deals** | | | | | | | | | |
| 2/13/2013 | China Shenghuo Pharmaceutical Holdings, Inc. | Guihua Lan (Chairman and CEO) | Delaware | 2/13/2013 | $0.15 | 4/16/2013 | $0.16 | 6.7% | 1 |
| 9/26/2012 | 7 Days Group Holdings Limited | Boquan He (Co-Chairman and Founder), Nanyan Zheng (Co-Chairman and Founder), Carlyle, Sequoia Capital, Actis | Cayman | 9/26/2012 | 12.70 | 2/28/2013 | 13.80 | 8.7% | 1 |
| 9/12/2012 | 3SBio Inc. | Jing Lou (Chairman and CEO), CITIC PE | Cayman | 9/12/2012 | 15.00 | 4/22/2013 | 16.70 | 11.3% | 2 |
| 8/13/2012 | Focus Media Holding Ltd. | Jason Nanchun Jiang (Chairman and CEO), China Everbright, FountainVest Partners, CITIC Capital Partners, The Carlyle Group, Fosun International | Cayman | 8/13/2012 | 27.00 | 12/19/2012 | 27.50 | 1.9% | 1 |
| 9/7/2012 | Syswin Inc. | Liangsheng Chen (CEO and President) | Cayman | 9/7/2012 | 2.00 | 12/24/2012 | 2.05 | 2.5% | 1 |
| 5/21/2012 | Yucheng Technologies Limited | Weidong Hong (Chairman and CEO) | BVI | 5/21/2012 | 3.80 | 8/13/2012 | 3.90 | 2.6% | 1 |
| 2/24/2012 | Gushan Environmental Energy Ltd. | Jianqiu Yu (Chairman and Principal Executive Officer) | Cayman | 2/24/2012 | 1.60 | 9/13/2012 | 1.65 | 3.2% | 2 |
| 2/21/2012 | China TransInfo Technology Corp. | Shudong Xia (Chairman and CEO), Danxia Huang (Vice President and Director), SAIF Partners | Nevada | 2/21/2012 | 5.65 | 6/8/2012 | 5.80 | 2.7% | 1 |
| 1/9/2012 | Pansoft Company Limited | Hugh Wang (Chairman) and Guoqiang Lin (CEO) | BVI | 1/9/2012 | 3.76 | 5/17/2012 | 4.15 | 10.4% | 1 |
| 11/14/2011 | China GrenTech Corp. Ltd. | Yingjie Gao (Chairman and CEO), Rong Yu (CFO), Yin Huang | Cayman | 11/14/2011 | 3.10 | 1/12/2012 | 3.15 | 1.6% | 1 |
| 3/25/2011 | Funtalk China Holdings Limited | Kuo Zhang (Chairman), Dongping Fei (CEO), Hengyang Zhou (President of Subsidairy), ARC Capital, PAG Asia, Golden Meditech Holdings | Cayman | 3/25/2011 | 7.10 | 5/11/2011 | 7.20 | 1.4% | 1 |
| 11/11/2010 | Chemspec International Limited | Jianhua Yang (Chairman and CEO), Primavera Capital Management | Cayman | 11/11/2010 | 8.00 | 3/9/2011 | 8.10 | 1.3% | 1 |
| 11/3/2010 | Fushi Copperweld, Inc. | Li Fu (Chairman and Co-CEO), Yuyan Zhang, Xin Liu, and Abax Global Capital | Nevada | 11/3/2010 | 11.50 | 12/28/2011 | 9.50 | (17.4%) | 2 |
| | | **Mean** | | | | | | **4.2%** | |
| | | **Median** | | | | | | **2.6%** | |
| | | **Mean (Excluding price reductions)** | | | | | | **6.9%** | |
| | | **Median (Excluding price reductions)** | | | | | | **2.7%** | |
| 8/19/2013 | Exceed Company Ltd. | Shuipan Lin (Chairman & CEO), New Horizon Capital, HK Haima Group Limited; Tiancheng Int'l Investment Group Limited; Wisetech Holdings; Windtech Holdings, etc. | BVI | 8/19/2013 | $1.72 | 11/20/2013 | $1.78 | 3.5% | 2 |

*Source: Capital IQ, Company filings*

Draft – for discussion only